Exhibit 99.1

GEICO 401(k) SAVINGS PLAN

Audited Financial Statements

and Supplemental Schedules

As of and for the Years Ended December 31, 2024 and 2023

with Report of Independent Registered Public Accounting Firm

GEICO 401(k) SAVINGS PLAN

Audited Financial Statements and

Supplemental Schedules

As of and for the Years Ended December 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and Plan Administrator of

GEICO 401(k) Savings Plan

Opinion on the Financial Statements

We have audited the accompanying statement of net assets available for plan benefits of GEICO 401(k) Savings Plan (the “Plan”) as of December 31, 2024, the related statement of changes in net assets available for plan benefits for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2024, and the changes in net assets available for plan benefits for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Report on Supplemental Schedules

The supplemental Schedule of Assets (Held at End of Year) as of December 31, 2024 and Schedule of Delinquent Participant Contributions for the Year Ended December 31, 2024 have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedules are the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedules reconcile to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedules. In forming our opinion on the supplemental schedules, we evaluated whether the supplemental schedules, including their form and content, are presented in compliance with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, such schedules are fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Deloitte & Touche LLP

McLean, Virginia

June 24, 2025

We have served as the auditor of the Plan since 2025.

Report of Independent Registered Public Accounting Firm

Retirement Plan Administrative Committee and the Plan Participants of the

GEICO 401(k) Savings Plan

Opinion on the Financial Statements

We have audited the accompanying statement of net assets available for plan benefits of the GEICO 401(k) Savings Plan (the Plan) as of December 31, 2023, and the related statement of changes in net assets available for plan benefits for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2023, and the changes in net assets available for plan benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Johnson Lambert LLP

We served as the Plan’s auditor since 1986 to 2024.

Vienna, Virginia

June 27, 2024

GEICO 401(k) SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

	December 31,
	2024	2023

ASSETS
Investments, at fair value	$6,087,080,871	$5,595,526,701

Notes receivable from participants	141,754,224	163,798,440

NET ASSETS AVAILABLE FOR PLAN BENEFITS	$6,228,835,095	$5,759,325,141

See notes to the financial statements

GEICO 401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

	Years Ended December 31,
	2024	2023
ADDITIONS (REDUCTIONS)
Investment income (loss)
Dividends and interest	$66,733,140	$57,768,366
Net appreciation (depreciation) in fair value of investments	820,284,208	826,433,424

Net Investment Income (Loss)	887,017,348	884,201,790

Interest income on notes receivable from participants	10,397,072	9,145,944

Contributions
Participant	227,442,187	243,308,419
Employer	126,048,432	130,002,055

Total Contributions	353,490,619	373,310,474

Other additions	1,475,484	888,168

TOTAL ADDITIONS (REDUCTIONS)	1,252,380,523	1,267,546,376

DEDUCTIONS
Payment of benefits	(780,408,374)	(602,429,518)
Other deductions	(2,462,195)	(2,583,275)

TOTAL DEDUCTIONS	(782,870,569)	(605,012,793)

CHANGE IN NET ASSETS AVAILABLE FOR PLAN BENEFITS	469,509,954	662,533,583

Net assets available for plan benefits at beginning of year	5,759,325,141	5,096,791,558

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR	$6,228,835,095	$5,759,325,141

See notes to the financial statements

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2024 and 2023

NOTE A – DESCRIPTION OF PLAN

The following description of the GEICO 401(k) Savings Plan (the Plan) (previously known as the Revised Profit Sharing Plan) for the Employees of the Government Employees Companies provides only general information. Participants should refer to the Plan document for a complete description. The Government Employees Companies (the Companies) include GEICO Corporation and certain of its subsidiaries.

General - The Plan is a safe harbor 401(k) plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Employees automatically become eligible to make a 401(k)-elective contribution to the Plan upon their date of hire.

Contributions - Participants may contribute up to 50 percent of qualified earnings, subject to the maximum dollar amount permitted by the Internal Revenue Code (IRC). Furthermore, participants may contribute amounts representing certain distributions from other qualified defined benefit or defined contribution plans (rollover), subject to certain IRC limitations. Participants are enrolled in an automatic 1 percentage point increase each year in their pre-tax contributions until their contribution reaches 15 percent of their pay or the IRC limit, whichever is less, unless participants opt out. Existing under-saver participants currently electing to defer zero to five percent were automatically adjusted to six percent deferral in March of 2023 as a one-time adjustment. Eligible participants may also make additional “catch-up” contributions as allowed by the IRC. Participants may allocate their contributions between tax-deferred accounts and Roth accounts. Effective January 1, 2023, employees are eligible to receive the Companies’ match upon hire. The maximum amount of the Companies’ match is one dollar for each dollar of the first 6 percent of eligible compensation that a participant contributes to the Plan. Prior to January 1, 2023, participants were generally eligible to receive the Companies’ contribution after completing one year of service.

Effective January 1, 2024, the Plan was amended so that participants may be eligible for an Exceptional Performance Award and/or a Short-Term Incentive that provides an annual, discretionary cash bonus based on performance and contributions to the Companies. A participant may authorize the Companies to make a pre-tax elective contribution to the Plan, subject to IRC limits, on his or her behalf equal to the percentage (in whole increments only), up to 50 percent of the participant’s Exceptional Performance Reward and/or Short-Term Incentive program(s) payout(s), if any, that may be awarded to the participant.

Vesting - Effective January 1, 2023, the Companies’ matching contributions into the Plan are immediately vested. Unvested balances in the Plan, as of December 31, 2022, will continue to vest based on years of service at the following rates: 20 percent after two years, 40 percent after three years, 60 percent after four years, 80 percent after five years, and 100 percent after six years.

Payment of Benefits - Withdrawals may be made from after-tax employee contributions made prior to January 1, 1998 (and a pro rata share of the earnings on after-tax contributions withdrawn that were made after December 31, 1986 and before January 1, 1998) and vested employer contributions made prior to January 1, 1993, subject to certain restrictions. Vested employer contributions made on or after January 1, 1993 can only be withdrawn under financial hardship conditions (for periods before September 2013) or after attainment of age 55. Tax-deferred contributions can be withdrawn under financial hardship conditions or after attainment of age 59 1⁄2. Roth contributions and earnings can be withdrawn tax free after the participant has completed five years of participation and attained age 59 1⁄2. The five-year period begins with the first day of the participant’s taxable year in which he or she first made the Roth elective contribution. The participant can withdraw his or her Roth contributions before the five-consecutive year period upon demonstration of financial hardship or attainment of age 59 1⁄2, but the earnings are subject to taxation.

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE A – DESCRIPTION OF PLAN – CONTINUED

Payment of Benefits, Continued - During May 2021, the Plan was amended to permit qualified birth or adoption distributions of up to $5,000. On termination of service due to death, disability or retirement, a participant or beneficiary may elect to receive an amount equal to the value of the participant’s vested interest in his or her account in either a lump-sum amount or in monthly or annual installments which provide payments for a period certain of 5, 10 or 15 years. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

The Companies have the right under the Plan to discontinue their matching contributions at any time. Although they have not expressed any intent to do so, the Companies have the right under the Plan to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act (ERISA). In the event of Plan termination, participants will become 100 percent vested in their accounts.

Notes Receivable from Participants - The Plan allows participants to borrow funds from their vested accounts subject to certain restrictions. The minimum loan amount is $1,000 and the maximum is $50,000, minus the highest outstanding loan balance, if any, a participant had at any time during the one-year period ending immediately before the date of the new loan. Payroll deductions are required to repay notes receivable over five years or less except in the case of a mortgage-related note which may be repaid over a period of up to 15 years. The interest rate is fixed for the term of the note at the commercial rate of interest charged by area banks on loans which are made under similar circumstances. However, effective November 30, 2020, the interest rate is fixed for the term of the note at the prime lending interest rate plus one percent at the time of the loan. When a participant terminates, any notes receivable balance must be repaid prior to any account distribution.

Employee Stock Ownership Plan - Effective December 31, 2017, the Companies became joint participating employers in the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan (SOP). On June 1, 2020, the SOP was amended and restated to discontinue the Companies’ participation and to transfer assets attributable to the Companies’ participants in the SOP to the Plan. Participants in the Plan are no longer eligible to make additional investments in the Berkshire Hathaway Class B Stock (SOP) fund.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

Subsequent Events: Management has evaluated events subsequent to December 31, 2024 through the date the financial statements were issued and determined there are no events requiring disclosure or adjustments to the financial statements.

Use of Estimates: Preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investments: The Plan’s investments are stated at fair value. Fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Refer to Note D for fair value measurement.

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation (depreciation) includes the Plan’s gains and losses on investments bought and sold as well as held during the year.

Notes Receivable from Participants: Notes receivable from participants are reported at their unpaid principal balances plus any accrued but unpaid interest and are secured by the individual participant’s vested account balance. No allowance is required as delinquent notes result in an automatic deemed distribution from the participant’s account after the cure period.

Other Deductions: Other deductions primarily consist of administrative expenses. Some administrative expenses are paid by the Companies. Other administrative expenses (e.g. recordkeeping fees for active participants) are paid by the Plan through deductions from the forfeiture account. Administrative expenses related to participants who are no longer employed are deducted from the participants’ accounts.

Payment of Benefits: Benefit payments to participants are recorded upon distribution. There were no participants who elected to withdraw from the Plan, but had not yet been paid at December 31, 2024.

NOTE C – INVESTMENT OPTIONS

Participants can direct the investment of all contributions to their accounts to a variety of alternatives. In the event a participant does not make an election to direct the investment of employee or employer contributions, such contributions are invested in a default fund which is the Vanguard Target Retirement Trust with the target date closest to the year in which the participant will turn age 65.

Participants had balances in one or more of the following funds or trusts at December 31, 2024:

●	Berkshire Hathaway Class B Common Stock Fund

●	Berkshire Hathaway Class B Stock (SOP)

●	Vanguard Dividend Growth Fund

●	Vanguard Emerging Markets Stock Index Fund Institutional Shares

●	Vanguard Federal Money Market Fund

●	Vanguard Growth Index Fund Institutional Shares

●	Vanguard Inflation - Protected Securities Fund Institutional Shares

●	Vanguard Institutional 500 Index Trust

●	Vanguard Institutional Total Bond Market Index Trust

●	Vanguard Institutional Total International Stock Market Index Trust

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

●	Vanguard Mid - Cap Index Fund Institutional Plus Shares

●	Vanguard Small - Cap Index Fund Institutional Plus Shares

●	Vanguard Target Retirement 2020 Trust Select

●	Vanguard Target Retirement 2025 Trust Select

●	Vanguard Target Retirement 2030 Trust Select

●	Vanguard Target Retirement 2035 Trust Select

●	Vanguard Target Retirement 2040 Trust Select

●	Vanguard Target Retirement 2045 Trust Select

●	Vanguard Target Retirement 2050 Trust Select

●	Vanguard Target Retirement 2055 Trust Select

●	Vanguard Target Retirement 2060 Trust Select

●	Vanguard Target Retirement 2065 Trust Select

●	Vanguard Target Retirement 2070 Trust Select

●	Vanguard Target Retirement Income Trust Select

●	Vanguard Value Index Fund Institutional Shares

●	Vanguard Windsor Fund Admiral Shares

NOTE D – FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements and Disclosures, provides a framework for measuring fair value. It establishes a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the assets or liabilities fall within different levels of the hierarchy, the classification is based on the lowest input that is significant to the fair value measurement of the asset or liability. Classification of assets and liabilities within the hierarchy considers the markets in which the assets and liabilities are exchanged, and the reliability and transparency of the assumptions used to determine fair value. The hierarchy requires the use of observable market data when available.

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – FAIR VALUE MEASUREMENTS – CONTINUED

The levels of the hierarchy and those investments included in each are as follows:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Mutual funds and common stocks are traded on an exchange in active markets and fair values are based on quoted market prices.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs.

Level 3 – Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement.

The following is a description of the valuation methodologies used for Plan assets measured at fair value.

Berkshire Hathaway Class B Common Stock Fund – The value of a unit in a unitized stock fund is based on the Net Asset Value (NAV), which is the combined value of the underlying common stock, valued at the closing price reported in active markets, and the cash position, divided by the number of units outstanding. Therefore, the NAV of the fund (the “unit price”) will, as a rule, be different from the closing price of the underlying stock on the applicable exchange. The carrying amount of the short-term cash component approximates fair value. The Plan directly owns the individual securities instead of pooling participant assets with other investors. The individual assets of a separately managed account/fund are held in the name of the Plan (the Plan owns the underlying securities) and are considered separately as individual investments for accounting, auditing, and financial statement reporting purposes.

Berkshire Hathaway Class B Common Stock (SOP) - The value of a unit in a unitized stock fund is based on the NAV, which is the combined value of the underlying common stock, valued at the closing price reported in active markets, and the cash position, divided by the number of units outstanding. Therefore, the NAV of the fund (the “unit price”) will, as a rule, be different from the closing price of the underlying stock on the applicable exchange. The carrying amount of the short-term cash component approximates fair value. The Plan directly owns the individual securities instead of pooling participant assets with other investors. The individual assets of a separately managed account/fund are held in the name of the Plan (the Plan owns the underlying securities) and are considered separately as individual investments for accounting, auditing, and financial statement reporting purposes.

Mutual Funds - Valued at the daily closing price as reported by the fund. Mutual funds held by the Plan are open-ended mutual funds that are registered with the Securities and Exchange Commission. These funds are required to publish their daily net asset value and to transact at that price. The mutual funds held by the Plan are deemed to be actively traded.

Collective Trusts - Valued at the NAV of the collective trust divided by the number of trust units outstanding. Investments in collective trusts are typically valued, as a practical expedient, utilizing the net asset valuations provided by the underlying private investment companies and or their administrators, without adjustment, when the net asset valuations of the investments are calculated in a manner consistent with U.S. GAAP for investment companies. Although the majority of the master trusts’ investments are traded on an exchange in active markets and therefore can be valued based on a quoted market price, the values of the collective trusts are not quoted in an active market. Investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy as permitted under U.S. GAAP and are shown as a reconciling item. As of December 31, 2024 and 2023, there were no unfunded commitments, and the redemption frequency was daily with no redemption notice period for these investments.

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – FAIR VALUE MEASUREMENTS – CONTINUED

These valuation techniques involve some level of management estimation and judgment. Where appropriate, adjustments are included to reflect the risk inherent in a methodology, model or input used and are reflective of the assumptions that market participants would use in valuing assets or liabilities.

Investments measured at fair value on a recurring basis consist of the following:

		Significant
		Other	Significant	Net Asset
	Quoted	Observable	Unobservable	Value As
	Prices	Inputs	Inputs	Practical	Total Fair
	(Level 1)	(Level 2)	(Level 3)	Expedient	Value
December 31, 2024

Berkshire Hathaway Class B Common Stock Fund:
Common Stock	$414,988,874	$-	$-	$-	$414,988,874
Cash	2,069,175	-	-	-	2,069,175
Berkshire Hathaway Class B Stock (SOP)
Common Stock	390,182,108	-	-	-	390,182,108
Cash	77	-	-	-	77
Mutual Funds	1,721,089,042	-	-	-	1,721,089,042
Vanguard Collective Trusts	-	-	-	3,558,751,595	3,558,751,595

Total Investments	$2,528,329,276	$-	$-	$3,558,751,595	$6,087,080,871

		Significant
		Other	Significant	Net Asset
	Quoted	Observable	Unobservable	Value As
	Prices	Inputs	Inputs	Practical	Total Fair
	(Level 1)	(Level 2)	(Level 3)	Expedient	Value
December 31, 2023
Berkshire Hathaway Class B Common Stock Fund	$347,555,306	$-	$-	$-	$347,555,306
Berkshire Hathaway Class B Stock (SOP)	356,015,587	-	-	-	356,015,587
Mutual Funds (1)	1,641,682,503	-	-	-	1,641,682,503
Vanguard Collective Trusts	-	-	-	3,250,273,305	3,250,273,305

Total Investments	$2,345,253,396	$-	$-	$3,250,273,305	$5,595,526,701

(1)	Prior period amounts have been updated to conform to current period presentation.

NOTE E – TERMINATIONS, WITHDRAWALS AND FORFEITURES

Forfeitures represent only non-vested matching contributions by the Companies. Forfeitures in excess of administrative expenses are designated to offset the Companies’ matching contributions. The forfeitures are allocated in the subsequent year. The unallocated forfeitures balance at December 31, 2024 and 2023 were $1,389,052 and $2,629,689 respectively.

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE E – TERMINATIONS, WITHDRAWALS AND FORFEITURES – CONTINUED

The amount of forfeitures allocated to Companies’ matching contributions were $7,332,588 during 2024 and $22,050,130 during 2023. The amount of forfeitures allocated to administrative expenses were $896,624 during 2024 and $731,855 during 2023.

NOTE F – FEDERAL INCOME TAX STATUS

The Plan is exempt from taxation in accordance with the provisions of Section 501(a) of the IRC. Employer contributions and income earned from Plan investments are not taxable to participants until distributed. Employee contributions made from pre-tax earnings are taxed upon distribution. Employee contributions made from after-tax earnings are not subject to additional income tax upon distribution. Pre-tax distributions and earnings may be subject to an excise tax when distributed.

The Plan obtained its latest determination letter on February 5, 2018, in which the Internal Revenue Service (IRS) determined that the Plan’s terms at the time of the determination letter application, were in compliance with applicable requirements of the IRC and therefore, is exempt from taxation. In December 2016, the IRS began publishing a Required Amendments List (the List) for individually designed plans that specifies changes in qualification requirements. The list is published annually and requires plans to be amended for each item on the list, as applicable, to retain their tax-exempt status. The Plan has been amended since receiving the determination letter, however, the Plan administrator believes the Plan is currently designed and being operated in compliance with applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan’s financials statements.

NOTE G – RELATED PARTY AND EXEMPT PARTY IN INTEREST TRANSACTIONS

Investments in the Plan include shares of common stock issued by Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation. Northern Trust Corporation acts as the custodian for the Berkshire Hathaway Class B Common Stock Fund and Berkshire Hathaway Class B Stock (SOP). The net appreciation of the assets in the Berkshire Hathaway Class B Common was $91,614,276 and $47,357,995 during December 31, 2024, and 2023, respectively. The net appreciation of the assets in the Berkshire Hathaway Class B Stock (SOP) was $91,624,328 and $51,192,407 during December 31, 2024, and 2023, respectively.

The Plan’s also includes investments in mutual funds and collective trusts, which are managed by an affiliate of Vanguard Fiduciary Trust Company (VFTC). VFTC acts as trustee for only those investments as defined by the Plan. Transactions in such investments qualify as party in interest transactions, which are exempt from the prohibited transaction rules. Notes receivable from participants are also managed by VFTC and are considered exempt party-in-interest transactions. The Companies pay certain expenses charged by VFTC. All investment management and transaction fees directly related to the Plan investments are paid by the Plan. Management fees and operating expenses charged to the Plan for investments are deducted from income earned on a daily basis and are not separately reflected. Consequently, investment management fees and operating expenses are reflected as a reduction of investment return for such investments. Additionally, personnel and facilities of the Companies have been used to perform administrative functions for the Plan at no charge to the Plan.

GEICO 401(k) SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE H – RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for plan benefits per the financial statements to Form 5500:

	December 31,
	2024	2023

Net assets available for plan benefits per the financial statements	$6,228,835,095	$5,759,325,141
Adjustment for deemed distributions from plan assets	(1,137,763)	(1,261,362)

Net assets available for plan benefits per Form 5500	$6,227,697,332	$5,758,063,779

The following is a reconciliation of distributions to participants per the financial statements to Form 5500:

	For the Years Ended December 31,
	2024	2023

Distributions to participants per the financial statements	$780,408,374	$602,429,518
Adjustment for deemed distributions from plan assets at end of year	1,137,763	1,261,362
Adjustment for deemed distributions from plan assets at beginning of year	(1,261,362)	(1,327,189)

Distributions to participants per Form 5500	$780,284,775	$602,363,691

NOTE I – RISKS AND UNCERTAINTIES

The Plan provides various investment options to its participants. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk, and overall market volatility. Market risks include global events which could impact the value of investment securities, such as a pandemic or international conflict. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the value of the participants’ account balances, and the amounts reported in the financial statements.

NOTE J – NONEXEMPT PARTY-IN-INTEREST TRANSACTIONS

The Company remitted certain participant contributions during 2024 of $16,459,584 and loan repayments of $4,726,108 to the trustee, which was later than required by Department of Labor Regulation 2510.3-102. The Company has corrected the late remittance and paid lost earnings and applicable excise taxes.

GEICO 401(k) SAVINGS PLAN

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS (HELD AT END OF YEAR)

As of December 31, 2024

Attachment to Form 5500, Schedule H, Line 4(i)

	Description of Investment
Identity of Issuer, Borrower,	Including Maturity Date, Rate of		Current
Lessor, or Similar Party	Interest, Par, or Maturity Value	Cost	Value

Separately Managed Funds:

* Berkshire Hathaway	Berkshire B Common Stock Fund - Common Stock	**	$414,988,874

	Berkshire B Common Stock Fund - Cash	**	2,069,175

* Berkshire Hathaway	Berkshire B Stock (SOP) - Common Stock	**	390,182,108

	Berkshire B Stock (SOP) - Cash	**	77
Mutual Funds:

* Vanguard	Dividend Growth Fund	**	82,006,306

* Vanguard	Emerging Markets Stock Index Fund Institutional Shares	**	52,531,243

* Vanguard	Federal Money Market Fund	**	304,614,095

* Vanguard	Growth Index Fund Institutional Shares	**	538,909,321

* Vanguard	Inflation-Protected Securities Fund Institutional Shares	**	31,472,484

* Vanguard	Mid-Cap Index Fund Institutional Plus Shares	**	200,930,126

* Vanguard	Small-Cap Index Fund Institutional Plus Shares	**	161,289,943

* Vanguard	Value Index Fund Institutional Shares	**	97,578,718

* Vanguard	Windsor Fund Admiral Shares	**	251,756,806

Collective Trusts:

* Vanguard	Institutional 500 Index Trust	**	635,196,899

* Vanguard	Institutional Total Bond Market Index Trust	**	174,086,591

* Vanguard	Institutional Total International Stock Market Index Trust	**	124,334,845

* Vanguard	Target Retirement 2020 Trust Select	**	95,218,992

* Vanguard	Target Retirement 2025 Trust Select	**	59,978,162

* Vanguard	Target Retirement 2030 Trust Select	**	296,909,189

* Vanguard	Target Retirement 2035 Trust Select	**	67,380,662

* Vanguard	Target Retirement 2040 Trust Select	**	590,178,297

* Vanguard	Target Retirement 2045 Trust Select	**	103,064,692

* Vanguard	Target Retirement 2050 Trust Select	**	884,726,176

* Vanguard	Target Retirement 2055 Trust Select	**	189,371,486

* Vanguard	Target Retirement 2060 Trust Select	**	272,273,565

* Vanguard	Target Retirement 2065 Trust Select	**	38,578,652

* Vanguard	Target Retirement 2070 Trust Select	**	2,365,670

* Vanguard	Target Retirement Income Trust Select	**	25,087,717

Notes Receivable:

Various Participants	Notes Receivable (Maturity through 2056, at interest ranging from 2.29% to 9.50%) ***	**	140,616,461

Total		**	$6,227,697,332

*	Party in interest
**	Cost is not required for participant-directed investments and, therefore, is not included
***	Net of $1,137,763 in deemed loan distributions.

GEICO 401(k) SAVINGS PLAN

EIN 52-1135801, PN 001

SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS

For the Year Ended December 31, 2024

Attachment to Form 5500, Schedule H, Part IV, Question 4(a)

Participant Contributions Transferred Late to Plan	Total that Constitute Nonexempt Prohibited Transactions
Check here if Late Participant Loan Repayments are included: ☒	Contributions Not Corrected	Contributions Corrected Outside VFCP	Contributions Pending Correction in VFCP	Total Fully Corrected Under VFCP and PTE 2002-51
$ 21,185,692	$-	$21,185,692	$-	$-